UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 5, 2013

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Completion of Merger of Equals with OfficeMax Incorporated

On November 5, 2013, Office Depot, Inc. (the “Company”), together with its wholly-owned subsidiaries Dogwood Merger Sub Inc. and Dogwood Merger Sub LLC, completed its previously announced merger of equals transaction with OfficeMax Incorporated (“OfficeMax”) and its subsidiaries Mapleby Holdings Merger Corporation and Mapleby Merger Corporation. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 20, 2013, as amended on November 5, 2013 (the “Merger Agreement”), by and among the Company, Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax, OfficeMax became an indirect, wholly-owned subsidiary of the Company (the “Merger”).

In connection with the Merger, each former share of OfficeMax common stock, par value $2.50 per share, issued and outstanding immediately prior to the effective time of the Merger (excluding any shares of OfficeMax common stock held by the Company, Dogwood Merger Sub Inc. or in the treasury of OfficeMax) were converted into the right to receive 2.69 shares of Company common stock, together with cash in lieu of fractional shares.

Pursuant to the Merger Agreement, the Company will issue approximately 240 million shares of Company common stock to former holders of OfficeMax common stock, representing approximately 45 per cent of approximately 530 million total shares of Company common stock outstanding.

The Company’s common stock will continue to trade on the New York Stock Exchange (the “NYSE”) under the symbol “ODP.” Following completion of the Merger, the OfficeMax common stock ceased trading on, and was delisted from, the NYSE.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2013, and the First Amendment to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K, and which is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Amended Credit Agreement

The Company, together with certain of its European subsidiaries, as borrowers (the “European Borrowers”) and certain of its domestic subsidiaries as guarantors (the “Domestic Guarantors”), entered into a Third Amendment (the “Third Amendment”) to its Amended and Restated Credit Agreement, dated as of May 25, 2011 (as previously amended, the “Prior Credit Agreement”), with the lenders party thereto, JPMorgan Chase Bank, N.A., London Branch, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”) and US Collateral Agent, Bank of America, N.A., as Syndication Agent and Citibank, N.A. and Wells Fargo Bank, N.A., as Documentation Agents. The Third Amendment became effective on November 5, 2013 as of the effective time of the Merger.

The Third Amendment amends and restates the Prior Credit Agreement (as so amended and restated, the “Amended Credit Agreement”) governing the Company’s existing $1.00 billion revolving credit facility to increase the aggregate available amount thereunder to up to $1.25 billion, to account for the Merger and to modify certain of the covenants under the Prior Credit Agreement to provide greater operational flexibility to the Company and its subsidiaries (including expanded amounts for permitted indebtedness, liens, investments and asset sales as well as increases in the amounts permitted for restricted payments and capital expenditures, among others). The maturity date of the Amended Credit Agreement remained unchanged from the May 25, 2016 maturity date of the Prior Credit Agreement.

The Amended Credit Agreement provides for an asset-based, multi-currency revolving credit facility of up to $1.25 billion (the “Facility”). The amount that can be drawn at any given time will be determined based on percentages of certain accounts receivable, inventory and credit card receivables (the “Borrowing Base”). Any existing letters of credit and loans issued and outstanding under the Prior Credit Agreement will continue to remain issued and outstanding under the Amended Credit Agreement. In addition, an aggregate undrawn amount of $37.6 million of letters of credit previously issued under a credit agreement of OfficeMax and certain of its subsidiaries, which credit facility was terminated in connection with and immediately prior to the consummation of the Merger, are deemed as having been issued and being outstanding under the Amended Credit Agreement. The Facility includes a sub-facility of up to $200 million which is available to the Company and the European Borrowers, subject to limitations based on their (and, at such time as the Canadian Subsidiary (defined below) provides its guaranty and security as described below, the Canadian Subsidiary’s) and the Company’s aggregate Borrowing Base. The Domestic Guarantors guaranty the obligations of the Company and the European Borrowers under the Facility. The Amended Credit Agreement also provides for a letter of credit sub-facility of up to $400 million, as well as a swingline loan sub-facility of up to $125 million to the Company and an additional swingline loan sub-facility of up to $25 million to the European Borrowers. All loans borrowed under the Amended Credit Agreement may be borrowed, repaid and re-borrowed from time to time until May 25, 2016, the maturity date. The Amended Credit Agreement also provides that the Company may elect to increase the aggregate amount of commitments under the Facility by up to $250 million, subject to certain terms and conditions set forth in the Amended Credit Agreement (including obtaining such increased commitments from existing or new lenders).

All amounts borrowed under the Facility, as well as the obligations of the Domestic Guarantors, are secured by a first priority lien on the Company’s and the Domestic Guarantors’ accounts receivables, inventory, cash, cash equivalents and deposit accounts and a second priority lien on substantially all of the Company’s and the Domestic Guarantors’ other assets. All amounts borrowed by the European Borrowers under the Facility are secured by a lien on the European Borrowers’ accounts receivable, inventory, cash, cash equivalents and deposit accounts, as well as certain other assets.

Following the effectiveness of the Third Amendment, OfficeMax and certain of its domestic subsidiaries will become Domestic Guarantors by entering into a joinder agreement and related security documentation. In addition, a Canadian subsidiary (the “Canadian Subsidiary”) of OfficeMax will also, following the effectiveness of the Third Amendment, guaranty the obligations of the European Borrowers under the Facility and will secure such obligations by a lien on certain of its assets, at which time the assets of such Canadian Subsidiary will be included in the Borrowing Base.

Borrowings made pursuant to the Amended Credit Agreement will bear interest at the Company’s option, either at (i) the alternate base rate (defined as the higher of the Prime Rate (as announced by the Agent), the Federal Funds Rate plus  1⁄2 of 1% and the one month Adjusted LIBO Rate (defined below) plus 1%) or (ii) the Adjusted LIBO Rate (defined as the LIBO Rate as adjusted for statutory reserves) plus, in either case, a certain margin based on the aggregate average availability under the Facility.

The Amended Credit Agreement contains customary representations, warranties, fees, affirmative and negative covenants, including certain financial covenants, limitations on investments, loans, advances, guarantees and acquisitions, asset sales and capital expenditures. The Amended Credit Agreement contains customary events of default, including without limitation, payment defaults (subject to certain grace and cure periods in certain circumstances), breach of representations and warranties, breach of covenants (subject to certain grace and cure periods in certain circumstances), bankruptcy events, cross defaults to certain other indebtedness, certain judgment defaults and change of control. If an event of default occurs and is continuing, the lenders may decline to provide additional advances on the Facility, impose a default rate of interest and declare all amounts outstanding under the Amended Credit Agreement immediately due and payable.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Directors

On November 5, 2013, in connection with the Merger and effective as of the effective time of the Merger, Ms. Kathleen Mason and Messrs. Justin Bateman, Thomas J. Colligan, Eugene V. Fife and Raymond Svider resigned from the Company’s board of directors.

Effective at the same time and immediately following the resignation of the directors referred to in the immediately preceding paragraph, each of Warren F. Bryant, Rakesh Gangwal, V. James Marino, Francesca Ruiz de Luzuriaga, Ravi K. Saligram and David M. Szymanski were appointed to the Company’s board of directors to hold office until the next annual meeting of the stockholders of the Company or until a successor is duly elected and qualified or until his or her earlier resignation or removal as provided in the Restated Bylaws (as defined below). Pursuant to and in accordance with the Restated Bylaws, Messrs. Nigel Travis and Rakesh Gangwal were appointed as the co-chairmen and co-lead directors of the Company’s newly constituted board of directors (the “Board”).

Warren F. Bryant, 67, has been a director of OfficeMax since 2004. From 2002 to 2008, Mr. Bryant served as a Director and the President and Chief Executive Officer of Longs Drug Stores Corporation, a retail drug store chain on the West Coast and in Hawaii. From 2003 to 2008, he served as the Chairman of the Board of Longs Drug Stores. Mr. Bryant served as Senior Vice President of The Kroger Co., a retail grocery chain, from 1999 to 2002. From 1996 to 1999, he served as President and Chief Executive Officer of Dillon Companies, Inc., a retail grocery chain and subsidiary of The Kroger Co. Mr. Bryant also served as a director of The National Association of Chain Drug Stores from 2003 to 2008 and as Chairman of the Association during 2008. Mr. Bryant previously served as a director of Longs Drug Stores Corporation (2002-2008) and Pathmark Stores, Inc., a retail grocery chain (2004-2005). Since 2009, Mr. Bryant has served as a director of Dollar General Corporation, a discount retailer, and, since 2010, Mr. Bryant has served as a director of George Weston Limited, a food processing and distribution company.

Rakesh Gangwal, 59, has been a director of OfficeMax since 1998. From June 2003 to August 2007, Mr. Gangwal was the Chairman, President and Chief Executive Officer of Worldspan Technologies, Inc., a provider of travel technology and information services to the travel and transportation industry. From 2002 to 2003, Mr. Gangwal was involved in various personal business endeavors, including private equity projects and consulting projects. He was the President and Chief Executive Officer of US Airways Group, Inc., the parent corporation for US Airways’ mainline jet and express divisions as well as several related companies, from 1998 until his resignation in 2001. Mr. Gangwal was also the President and Chief Executive Officer of US Airways, Inc., the main operating arm of US Airways Group, from 1998 until his resignation. He was the President and Chief Operating Officer of US Airways Group, Inc., and US Airways, Inc., from 1996 to 1998. On August 11, 2002, US Airways Group, Inc., and its seven domestic subsidiaries, including its principal operating subsidiary, US Airways, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia. US Airways Group, Inc., and its subsidiaries emerged from bankruptcy protection under the First Amended Joint Plan of Reorganization of US Airways Group, Inc., and Affiliated Debtors and Debtors-in-Possession, as Modified, which became effective on March 31, 2003. Mr. Gangwal has been a director of PetSmart, Inc., a specialty retailer of pet products and services, since 2005 and a director of CarMax, Inc., a retailer of used cars, since 2011.

V. James Marino, 62, has been a director of OfficeMax since 2011. From 2006 until his retirement in August 2011, Mr. Marino was President and Chief Executive Officer of Alberto-Culver Company, a personal care products company. Prior to holding that position, Mr. Marino served as President of Alberto-Culver Consumer Products Worldwide from 2004 to November 2006 and as President of Alberto Personal Care Worldwide, a division of Alberto-Culver Company, from 2002 to 2004. Mr. Marino has been a member of the board of directors of PVH Corp., a leading apparel company, since 2007. He was also a member of the board of directors of Alberto-Culver Company from 2006 to 2011.

Francesca Ruiz de Luzuriaga, 58, has been a director of OfficeMax since 1998. From 1999 to 2000, Ms. Luzuriaga served as the Chief Operating Officer of Mattel Interactive, a business unit of Mattel, Inc., one of the major toy manufacturers in the world. Prior to holding this position, she served Mattel as its Executive Vice President, Worldwide Business Planning and Resources, from 1997 to 1999 and as its Chief Financial Officer from 1995 to 1997. Since leaving Mattel in 2000, Ms. Luzuriaga has been working as an independent business development consultant. From 2002 until 2005, she was also a director of Providian Financial Corporation. Since January 2012, she has been a director of SCAN Health Plan, a not-for-profit Medicare Advantage health plan.

Ravichandra (“Ravi”) K. Saligram, 56, has been a director of OfficeMax since November 8, 2010, the effective date of his election as Chief Executive Officer and President of OfficeMax. Until his election as Chief Executive Officer and President of OfficeMax, Mr. Saligram had been Executive Vice President of ARAMARK Corporation (“ARAMARK”), a global professional services company, since November 2006, President of ARAMARK International since June 2003, and ARAMARK’S Chief Globalization Officer since June 2009. Mr. Saligram held the position of Senior Vice President of ARAMARK from November 2004 until November 2006. From 1994 until 2002, Mr. Saligram served in various capacities for the InterContinental Hotels Group, a global hospitality company, including as President of Brands & Franchise, North America; Chief Marketing Officer & Managing Director, Global Strategy; President, International; and President, Asia Pacific. Earlier in his career, Mr. Saligram held various general and brand management positions with S. C. Johnson & Son, Inc. in the United States and overseas. Since 2006, he has been a director of Church & Dwight Co., Inc., a consumer and specialty products company.

David M. Szymanski, 56, has been a director of OfficeMax since 2004. Dr. Szymanski became the Dean of the University of Cincinnati Lindner College of Business in 2010. Prior to that, Dr. Szymanski was a Professor of Marketing at Texas A&M University, where he had served since 1987. Dr. Szymanski served as the Director of the Center for Retailing Studies at Texas A&M University from 2000 to 2006. From 2004 until 2010, Dr. Szymanski was a director of Zale Corporation, a specialty retailer of fine jewelry.

Continuing Directors Committees

Effective as of the effective time of the Merger and in accordance with the Restated Bylaws, the Board established a committee consisting of Warran F. Bryant, Rakesh Gangwal, V. James Marino, Francesca Ruiz de Luzuriaga and David M. Szymanski (the “Continuing OfficeMax Directors Committee”) and a committee consisting of Cynthia T. Jamison, Michael J. Massey, Jeffrey C. Smith, Nigel Travis and Joseph S. Vassaluzzo (the “Continuing Office Depot Directors Committee”). Under the Restated Bylaws, the Continuing OfficeMax Directors Committee and the Continuing Office Depot Directors Committee will have the power and may exercise all the authority of the Board to, among other things, (i) fill vacancies on the Board created by cessation of service of a director who was a director of OfficeMax or the Company, as applicable, prior to the effective time of the Merger or who was later appointed by the Continuing OfficeMax Directors Committee or the Continuing Office Depot Directors Committee, as applicable, and (ii) nominate directors for election at each annual meeting or at any special meeting at which directors of the Company are to be elected to fill each seat previously held by a director who was a director of OfficeMax or the Company, as applicable, prior to the effective time of the Merger or who was later appointed by the Continuing OfficeMax Directors Committee or the Continuing Office Depot Directors Committee, as applicable.

Selection Committee

On April 9, 2013, in accordance with the Merger Agreement, the Company and OfficeMax announced the formation of a committee consisting of an equal number of directors of each company tasked with overseeing the process to select a candidate for the position of the sole chief executive officer of the combined company. Effective as of the effective time of the Merger and in accordance with the Restated Bylaws, the Board established a Selection Committee consisting of Rakesh Gangwal, Francesca Ruiz de Luzuriaga, V. James Marino, Jeffrey C. Smith, Nigel Travis and Joseph S. Vassaluzzo to continue the previously initiated selection process and identify a candidate for the position of the sole chief executive officer of the Company. As with the committee previously formed by the Company and OfficeMax, V. James Marino and Nigel Travis were appointed co-chairpersons of the Selection Committee.

Other Board Committees

Effective as of the effective time of the Merger and in accordance with the Restated Bylaws, the Board also reconstituted the membership of its Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. As reconstituted, the Audit Committee consists of Cynthia T. Jamison, Francesca Ruiz de Luzuriaga, David M. Szymanski and Joseph S. Vassaluzzo, and Francesca Ruiz de Luzuriaga was appointed chairperson of the committee. The Compensation Committee consists of V. James Marino, Michael J. Massey, Jeffrey C. Smith and David M. Szymanski, and David M. Szymanski was appointed chairperson of the committee. The Corporate Governance and Nominating Committee consists of Rakesh Gangwal, Cynthia T. Jamison, V. James Marino and Nigel Travis, and Nigel Travis will serve as chairperson of the committee. The Finance Committee was re-named “Finance and Integration Committee” and consists of Warren F. Bryant, Rakesh Gangwal, Michael J. Massey, Francesca Ruiz de Luzuriaga, Jeffrey C. Smith and Joseph S. Vassaluzzo, and Joseph S. Vassaluzzo was appointed chairperson of the committee.

Certain Officers

At the effective time of the Merger and in accordance with the Restated Bylaws, Messrs. Neil R. Austrian and Ravi K. Saligram were appointed Co-Chief Executive Officers of the Company. Ravi K. Saligram will also remain the President and Chief Executive Officer of OfficeMax. Under the Restated Bylaws, Neil R. Austrian will maintain sole chief executive officer authority reporting directly to the Board for the operation of the Office Depot businesses, and Ravi K. Saligram will maintain sole chief executive officer authority reporting directly to the Board for the operation of the OfficeMax businesses.

In addition, Matthew R. Broad, the General Counsel of OfficeMax, was appointed Co-General Counsel of the Company, and Deborah O’Connor, the Interim Chief Financial Officer and Chief Accounting Officer of OfficeMax, was appointed Co-Chief Financial Officer and Co-Chief Accounting Officer of the Company.

Matthew R. Broad, 53, has served as Executive Vice President, General Counsel of OfficeMax since October 2004. Prior to that, Mr. Broad served as associate general counsel for Boise Cascade Corporation.

Deborah O’Connor, 50, has been the Interim Chief Financial Officer of OfficeMax since August 7, 2013. Ms. O’Connor was elected Senior Vice President and Chief Accounting Officer of OfficeMax in July 2008. Prior to that, she served as senior vice president and controller of the ServiceMaster Company, one of the world’s largest residential services networks, from December 1999 to December 2007.

Each of the newly appointed officers will serve until a successor is duly elected and qualified or until his or her earlier resignation or removal as provided in the Restated Bylaws and otherwise in accordance with the Restated Bylaws.

Assumption of OfficeMax Stock Awards and Plans

At the effective time of the Merger and in accordance with the Merger Agreement, the Company assumed all outstanding OfficeMax stock-based awards and converted such awards into Company stock-based awards with respect to approximately 19.8 million shares of Company common stock. The Company has also assumed the OfficeMax stock plans pursuant to which the assumed and converted OfficeMax awards were issued, including the 2003 OfficeMax Incentive and Performance Plan under which the Company can issue new awards in the future with respect to approximately 27.8 million shares of Company common stock.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Pursuant to the Merger Agreement, on November 5, 2013 the Company amended and restated its bylaws (the “Restated Bylaws”), which became effective as of the effective time of the Merger. The Restated Bylaws contain certain provisions relating to the governance of the Company following completion of the Merger, which are summarized below. During the four-year period following completion of the Merger (the “Specified Post-Merger Period”), the provisions in the Restated Bylaws relating to the governance matters of the Company during the Specified Post-Merger Period may not be amended or repealed by the Board except with the affirmative vote of at least 75% of the entire Board and a majority of each of the Continuing Office Depot Directors Committee and the Continuing OfficeMax Directors Committee.

Successor CEO

Until a successor has been appointed as the sole chief executive officer of the Company (the “Successor CEO”), the chief executive officers of the Company and OfficeMax immediately prior to the effective time of the Merger will be appointed as co-chief executive officers of the Company. The Board will constitute a Selection Committee consisting of an equal number of independent directors of the Company and OfficeMax immediately prior to the effective time of the Merger to identify Successor CEO candidates. The Successor CEO will be elected by a majority vote of the Board, except that the appointment of any former or current executive officer of the Company or OfficeMax will require the vote of at least two-thirds of the independent directors of the Company. Unless and until a Successor CEO has been appointed, each co-chief executive officer will maintain sole chief executive officer authority, reporting directly to the Board, for the operation of the Office Depot or OfficeMax business, as the case may be.

Board of Directors

During the Specified Post-Merger Period, unless and until the Successor CEO has been appointed, the Board will be comprised of not less than ten (10) and no more than (12) directors, with five independent directors designated by the Continuing Office Depot Directors Committee, five independent directors designated by the Continuing OfficeMax Directors Committee and the co-chief executive officers. Upon the appointment of the Successor CEO, the Board will be comprised of eleven members, with the ten independent directors and the Successor CEO. If the Successor CEO is, however, a former or current executive officer of the Company or OfficeMax, the Board will include an additional independent director that will be designated, if the Successor CEO is a former or current executive officer of OfficeMax, by the Continuing Office Depot Directors Committee and, if the Successor CEO is a former or current executive officer of the Company, by the Continuing OfficeMax Directors Committee, and the Board will be comprised of twelve members.

During the Specified Post-Merger Period, each committee of the Board will be comprised of an equal number of independent directors designated by the Continuing Office Depot Directors Committee and the Continuing OfficeMax Directors Committee. In addition, the Audit Committee will include an independent director designated by the Continuing Office Depot Directors Committee and an independent director designated by the Continuing OfficeMax Directors Committee each of whom must qualify as an audit committee financial expert under federal securities laws. Except for the Selection Committee (which will be co-chaired by designees of the members of the Selection Committee as provided in the Restated Bylaws), the chairpersons of the committees will be selected in alternation between the Continuing Office Depot Directors Committee and the Continuing OfficeMax Continuing Directors Committee, with the Continuing OfficeMax Directors Committee initially selecting the chairperson of the Audit Committee.

Chairperson and Lead Outside Director

During the Specified Post-Merger Period, unless and until the Successor CEO has been appointed, the Board will be led by two co-chairmen and co-lead outside directors designated by each of the Continuing Office Depot Directors Committee and the Continuing OfficeMax Directors Committee from among their respective members.

Upon the appointment of the Successor CEO, the chairman and lead outside director will be designated, if the Successor CEO is a former or current executive officer of the Company, by the Continuing OfficeMax Directors Committee from among its members and, if the Successor CEO is a former or current executive officer of OfficeMax, by the Continuing Office Depot Directors Committee from among its members.

If the Successor CEO is not a former or current executive officer of the Company or OfficeMax, then the Continuing Office Depot Directors Committee will have the right to initially designate the chairman and lead outside director (or only the lead outside director, if the Successor CEO is appointed as both chief executive officer and chairperson) from among its members to serve until the date that is nearest to one-half of the period from the time of such appointment until the expiration of the Specified Post-Merger Period, at which time a new chairman and/or lead outside director will be designated by the Continuing OfficeMax Directors Committee from among its members to serve until the expiration of the Specified Post-Merger Period.

Company Name and Headquarters

The Company’s name and the location of its headquarters will be determined by the Board, taking into consideration the recommendation of the Successor CEO after his or her appointment. The Company will have dual headquarters in Naperville, Illinois and Boca Raton, Florida, and the businesses of the Company and OfficeMax will continue to operate under their existing names, in each case until otherwise determined in accordance with the Restated Bylaws.

The foregoing description of the Restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

Attached to this Current Report on Form 8-K as Exhibit 99.1 are financial statements of Office Depot de México, S.A. de C.V. (“ODM”), which was a 50% subsidiary of the Company until July 9, 2013, updated in Note 16 of such financial statements for subsequent events through the period ended November 7, 2013. These financial statements should be read in connection with the financial statements of ODM filed as an exhibit in the Company’s Form 10-K for fiscal year ended December 29, 2012. As previously disclosed, the Company sold its interests in ODM on July 9, 2013 to the Company’s joint venture partner, Grupo Gigante, S.A.B. de C.V. ODM’s financial statements are prepared by management of ODM and not by the Company. Since the Company is no longer affiliated with ODM or Grupo Gigante S.A.B. de C.V., the Company makes no representations as to the adequacy or accuracy of the information furnished by ODM as Exhibit 99.1 to this Current Report.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

ITEM 8.01	OTHER EVENTS.

Redemption of Office Depot Convertible Preferred Stock

On November 5, 2013, prior to the effective time of the Merger, the Company redeemed all of the outstanding shares of its convertible preferred stock for cash at an aggregate redemption price of approximately $218 million pursuant to the Voting Agreement, dated as of February 20, 2013, by and among the Company, OfficeMax, BC Partners, Inc. and the other investors party thereto.

Amendment to Merger Agreement

On November 5, 2013, prior to the effective time of the Merger, the Company, OfficeMax and the other parties to the Merger Agreement entered into the First Amendment to the Merger Agreement (the “Merger Agreement Amendment”), pursuant to which the parties modified the structure of the Merger and the form of amended and restated bylaws for the Company following completion of the Merger. Pursuant to the Merger Agreement Amendment, the previously contemplated conversion of Mapleby Holdings Merger Corporation into a limited liability company prior to the Merger and the merger of Mapleby Holdings Merger Corporation with and into Dogwood Merger Sub LLC following the Merger were abandoned.

This summary of the Merger Agreement Amendment is qualified in its entirety by reference to the full text of the Merger Agreement Amendment, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Press Release Announcing Completion of Merger

On November 5, 2013, following the effectiveness of the Merger, the Company and OfficeMax issued a joint press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of OfficeMax required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated (incorporated by reference from Office Depot, Inc.’s Current Report on Form 8-K, filed with the SEC on February 22, 2013) (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request)

Exhibit 3.1	Amended and Restated Bylaws of Office Depot, Inc.

Exhibit 99.1	Consolidated financial statements of Office Depot de México, S. A. de C. V. and Subsidiaries

Exhibit 99.2	First Amendment to Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated

Exhibit 99.3	Press release dated November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.
Date: November 8, 2013
	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated (incorporated by reference from Office Depot, Inc.’s Current Report on Form 8-K, filed with the SEC on February 22, 2013) (the Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request)

Exhibit 3.1	Amended and Restated Bylaws of Office Depot, Inc.

Exhibit 99.1	Consolidated financial statements of Office Depot de México, S. A. de C. V. and Subsidiaries

Exhibit 99.2	First Amendment to Agreement and Plan of Merger, dated as of February 20, 2013, by and among Office Depot, Inc., Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated

Exhibit 99.3	Press release dated November 5, 2013